Exhibit 99.1

TICC Announces Results of Operations for the Quarter Ended September 30, 2016 and

Announces Quarterly Distribution of $0.29 per Share

GREENWICH, CT – 11/03/2016 – TICC Capital Corp. (NasdaqGS: TICC) (“TICC,” the “Company,” “we,” “us” or “our”) announced today its financial results for the quarter ended September 30, 2016, and announced a distribution of $0.29 per share for the fourth quarter of 2016.

HIGHLIGHTS

•	As of September 30, 2016, net asset value per share stood at $7.08 compared with a net asset value per share as of June 30, 2016 of $6.54.

•	For the quarter ended September 30, 2016, we recorded net investment income of approximately $5.9 million, or approximately $0.11 per share. In the third quarter, we also recorded net unrealized appreciation of approximately $42.3 million and net realized capital losses of approximately $5.3 million. Our collateralized loan obligation (“CLO”) positions represented approximately $25.8 million of the net unrealized appreciation for the quarter. In total we had a net increase in net assets from operations of approximately $42.9 million, or approximately $0.83 per share.

•	Our core net investment income (“Core NII”), which is a non-GAAP measure, for the quarter ended September 30, 2016 was approximately $15.3 million, or approximately $0.30 per share.

o	Core NII represents net investment income adjusted for additional cash distributions received, or entitled to be received (if any, in either case), on our CLO equity investments and also excludes any capital gains incentive fees we recognize but have no obligation to pay in any period. (See additional information under “Supplemental Information Regarding Core Net Investment Income” below).

•	Total investment income for the third quarter of 2016 amounted to approximately $18.1 million, which represented an increase of approximately $1.0 million from the second quarter of 2016.

o	For the quarter ended September 30, 2016, we recorded investment income from our portfolio as follows:

•	approximately $8.7 million from our debt investments,

•	approximately $8.6 million from our CLO equity investments, and

•	approximately $0.8 million from all other sources.

o	While our experience has been that cash flow distributions have historically represented useful indicators of our CLO equity investments’ annual taxable income, we believe that current and future cash flow distributions may provide less useful indications as to the final determination of taxable income with respect to our CLO equity investments. In general, we currently expect our annual taxable income to be higher than our GAAP earnings for the current fiscal year.

•	Our weighted average credit rating on a fair value basis was 2.2 at the end of the third quarter of 2016 (compared to 2.2 at the end of the second quarter of 2016).

•	Our total expenses for the quarter ended September 30, 2016 were approximately $12.2 million, up by approximately $2.0 million compared to the second quarter of 2016.

•	Our Board of Directors has declared a distribution of $0.29 per share for the fourth quarter of 2016.

o	Payable Date: December 30, 2016

o	Record Date: December 16, 2016

•	During the third quarter of 2016:

o	We made cash investments of approximately $46.8 million, consisting of approximately $24.4 million in corporate securities, approximately $2.5 million in CLO debt and approximately $19.9 million in CLO equity, as we continued our rotation of those portfolios. We received, or were entitled to receive, cash proceeds of approximately $44.2 million from sales of our CLO investments.

o	We received, or were entitled to receive, cash proceeds of approximately $69.4 million from repayments, sales and amortization payments on our corporate loan investments. $36.0 million of those proceeds were applied towards a partial redemption of the TICC CLO 2012-1 LLC Class A-1 Notes.

•	As of September 30, 2016, the weighted average yield of our debt investments at current cost was approximately 8.0%, compared with approximately 7.5% as of June 30, 2016.

•	As of September 30, 2016, the weighted average effective yield (GAAP) of our CLO equity investments at current cost was approximately 14.0%, compared with approximately 12.8% as of June 30, 2016.

•	As of September 30, 2016, the weighted average cash yield of our CLO equity investments at current cost was approximately 27.6%, compared with approximately 25.8% as of June 30, 2016.

•	At September 30, 2016, we had no investments on non-accrual status.

Supplemental Information Regarding Core Net Investment Income

On a supplemental basis, we provide information relating to core net investment income, which is a non-GAAP measure. This measure is provided in addition to, but not as a substitute for, net investment income. Our non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Core net investment income represents net investment income adjusted for additional cash distributions received, or entitled to be received (if any, in either case), on our CLO equity investments and also excludes any capital gains incentive fees we recognize but have no obligation to pay in any period. The Company did not recognize any capital gains incentive fees for the quarter ended September 30, 2016.

Income from investments in the “equity” class securities of CLO vehicles, for GAAP purposes, is recorded using the effective interest method based upon an effective yield to the expected redemption utilizing estimated cash flows, compared to the cost resulting in an effective yield for the investment; the difference between the actual cash received or distributions entitled to be received and the effective yield calculation is an adjustment to cost. Accordingly, investment income recognized on CLO equity securities in the GAAP statement of operations differs from the cash distributions actually received by us during the period, (referred to below as “CLO equity additional distributions”).

Further, in order to continue to qualify to be taxed as a regulated investment company (“RIC”), we are required, among other things, to distribute at least 90% of our investment company taxable income annually. Therefore, core net investment income may provide a better indication of estimated taxable income for a reporting period than does GAAP net investment income. Although we can offer no assurance that will be the case as the ultimate tax character of our earnings cannot be determined until tax returns are prepared after the end of a fiscal year. We note that these non-GAAP measures may not be useful indicators of taxable earnings, particularly during periods of market disruption and volatility.

The following table provides a reconciliation of net investment income to core net investment income for the three months ended September 30, 2016 and September 30, 2015:

	Three Months Ended September 30, 2016		Three Months Ended September 30, 2015
	Amount	Per Share Amounts (basic)	Amount	Per Share Amounts (basic)
Net investment income	$5,891,178	$0.114	$10,874,618	$0.181
CLO equity additional distributions	9,359,695	$0.182	9,343,218	$0.156
Core net investment income	$15,250,873	$0.296	$20,217,836	$0.337

We will host a conference call to discuss our third quarter results today, Thursday, November 3, 2016 at 10:00 AM ET. Please call 1-888-339-0740 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 1-877-344-7529, and the replay passcode is 10095857.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.ticc.com.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-Q for the period ended September 30, 2016, and subsequent reports on Form 10-Q as they are filed.

TICC CAPITAL CORP.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(unaudited)

	September 30, 2016	December 31, 2015

ASSETS

Non-affiliated/non-control investments (cost: $647,636,933 @ 9/30/16; $767,295,604 @12/31/15)	$579,376,129	$638,890,282
Affiliated investments (cost: $7,469,004 @ 9/30/16; $7,392,352 @ 12/31/15)	11,525,733	6,825,269
Control investments (cost: $0 @ 9/30/16; $16,750,000 @ 12/31/15)	-	11,000,000
Total investments at fair value (cost: $655,105,937 @ 9/30/16;
$791,437,956 @ 12/31/15)	590,901,862	656,715,551
Cash and cash equivalents	34,717,216	23,181,677
Restricted cash	23,995,830	17,965,232
Interest and distributions receivable	10,148,927	12,268,997
Securities sold not settled	34,224,734	7,845,706
Other assets	1,101,595	321,044
Total assets	$695,090,164	$718,298,207

LIABILITIES

Accrued interest payable	$4,326,956	$2,139,866
Investment advisory fee and net investment income incentive fee payable to affiliate	3,053,162	4,195,901
Securities purchased not settled	6,720,000	-
Accrued expenses	2,922,440	3,278,587
Notes payable - TICC CLO 2012-1 LLC, net of discount and deferred issuance costs	199,118,430	233,887,130
Convertible senior notes payable, net of deferred issuance costs	114,326,704	113,862,012
Total liabilities	330,467,692	357,363,496

NET ASSETS
Common stock, $0.01 par value, 100,000,000 share authorized; 51,479,409 and 56,396,435 shares issued
and outstanding, respectively	514,794	563,965
Capital in excess of par value	568,508,328	594,047,019
Net unrealized depreciation on investments	(64,204,075)	(134,722,405)
Accumulated net realized losses on investments	(81,963,011)	(68,772,889)
Distributions in excess of net investment income	(58,233,564)	(30,180,979)
Total net assets	364,622,472	360,934,711
Total liabilities and net assets	$695,090,164	$718,298,207
Net asset value per common share	$7.08	$6.40

TICC CAPITAL CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income - debt investments	$8,570,131	$13,720,125	$25,405,967	$39,025,069
Income from securitization vehicles and investments	8,635,834	8,617,121	22,538,250	26,396,541
Commitment, amendment fee income and other income	805,128	372,935	1,654,954	1,985,306
Total investment income from non-affiliated/non-control investments	18,011,093	22,710,181	49,599,171	67,406,916
From affiliated investments:
Interest income - debt investments	84,699	78,616	244,411	221,097
Total investment income from affiliated investments	84,699	78,616	244,411	221,097
From control investments:
Interest income - debt investments	-	345,591	567,219	1,026,283
Total investment income from control investments	-	345,591	567,219	1,026,283
Total investment income	18,095,792	23,134,388	50,410,801	68,654,296
EXPENSES
Compensation expense	189,205	89,660	609,345	965,293
Investment advisory fees	2,630,334	5,255,583	8,747,819	15,574,269
Professional fees	2,157,751	818,926	5,365,284	2,330,702
Interest expense	5,055,088	5,031,343	13,847,969	14,969,915
General and administrative	1,749,408	488,939	3,439,292	1,673,389
Total expenses before incentive fees	11,781,786	11,684,451	32,009,709	35,513,568
Net investment income incentive fees	422,828	575,319	1,666,594	(929,933)
Total expenses	12,204,614	12,259,770	33,676,303	34,583,635
Net investment income	5,891,178	10,874,618	16,734,498	34,070,661
Net change in unrealized appreciation/depreciation on investments
Non-Affiliate/non-control investments	39,813,458	(37,399,544)	60,144,518	(34,358,991)
Affiliated investments	2,520,646	(1,610,530)	4,623,812	5,571,560
Control investments	-	(2,005,625)	5,750,000	(2,005,625)
Total net change in unrealized appreciation/depreciation on investments	42,334,104	(41,015,699)	70,518,330	(30,793,056)
Net realized (losses) gains on investments
Non-Affiliated/non-control investments	(5,312,519)	406,343	(10,190,122)	4,606,405
Affiliated investments	-	-	-	(6,762,328)
Control investments	-	-	(3,000,000)	-
Total net realized (losses) gains on investments	(5,312,519)	406,343	(13,190,122)	(2,155,923)
Net increase/(decrease) in net assets resulting from operations	$42,912,763	$(29,734,738)	$74,062,706	$1,121,682
Net increase in net assets resulting from net investment income per common share:
Basic	$0.11	$0.18	$0.32	$0.57
Diluted	$0.11	$0.18	$0.32	$0.57
Net increase/(decrease) in net assets resulting from operations per common share:
Basic	$0.83	$(0.50)	$1.42	$0.02
Diluted	$0.72	$(0.50)	$1.28	$0.02
Weighted average shares of common stock outstanding:
Basic	51,479,409	59,987,986	51,985,537	59,997,565
Diluted	61,512,561	70,021,138	62,018,689	70,030,717
Distributions per share	$0.29	$0.29	$0.87	$0.85

SEE ACCOMPANYING NOTES.

TICC CAPITAL CORP.

FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Per Share Data
Net asset value at beginning of period	$6.54	$8.60	$6.40	$8.64
Net investment income(1)	0.11	0.18	0.32	0.57
Net realized and unrealized capital gains (losses)(2)	0.72	(0.68)	1.11	(0.56)
Net change in net asset value from operations	0.83	(0.50)	1.43	0.01
Distributions per share from net investment income	(0.29)	(0.29)	(0.87)	(0.85)
Distributions based on weighted average share impact	-	-	0.01	-
Total distributions(3)	(0.29)	(0.29)	(0.86)	(0.85)
Effect of shares repurchased, gross	-	-	0.11	0.01
Net asset value at end of period	$7.08	$7.81	$7.08	$7.81
Per share market value at beginning of period	$5.27	$6.72	$6.08	$7.53
Per share market value at end of period	$5.82	$6.71	$5.82	$6.71
Total return(4)	15.94%	4.17%	12.43%	0.60%
Shares outstanding at end of period	51,479,409	59,987,986	51,479,409	59,987,986
Ratios/Supplemental Data
Net assets at end of period (000’s)	364,622	468,559	364,622	468,559
Average net assets (000’s)	350,631	492,124	332,591	510,712
Ratio of expenses to average net assets(5)	13.92%	9.97%	13.50%	9.03%
Ratio of net investment income to average net assets(5)	6.72%	8.84%	6.71%	8.90%
Portfolio turnover rate	9.42%	4.95%	22.92%	22.03%

 ___________________

(1)	Represents per share net investment income for the period, based upon average shares outstanding.
(2)	Net realized and unrealized capital gains include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of our earnings cannot be determined until tax returns are prepared after the end of the fiscal year.
(4)	Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.
(5)	Annualized.
(6)	The following table provides supplemental performance ratios (annualized) measured for the three and nine months ended September 30, 2016 and 2015:

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
Ratio of expenses to average net assets:	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Expenses before incentive fees	13.44%	9.50%	12.83%	9.27%
Net investment income incentive fees	0.48%	0.47%	0.67%	(0.24)%
Ratio of expenses, excluding interest expense, to average net assets	8.16%	5.88%	7.95%	5.12%

About TICC Capital Corp.

TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligation vehicles.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.